EXHIBIT 10.81

                      ASSIGNMENT AND ASSUMPTION OF LEASE


          THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this "Assignment") is dated as of April 29, 1997 among LOCKHEED MARTIN TACTICAL SYSTEMS, INC., a

New York corporation (the "Assignor"), L-3 COMMUNICATIONS CORPORATION, a

Delaware corporation (the "Assignee"), and UNISYS CORPORATION, a Delaware

corporation (the "Landlord"), with reference to the following:

                                   RECITALS

          A.  The Landlord, as landlord, and the Assignor, as tenant,

executed a Lease Agreement dated May 5, 1995 (which, together with all modifications, amendments and supplements thereof, is hereinafter referred to collectively as the "Lease"), a copy of which is attached hereto and incorporated by reference as Exhibit A, pursuant to which Landlord leased to the Assignor and the Assignor leased from Landlord property and improvements described therein located at 322 North 2200 West, Salt Lake City, Utah

(Buildings D, D Annex and Z) (the "Premises").

          B.  The Assignee is acquiring certain assets and assuming certain liabilities from the Assignor including the Assignor's rights, leasehold interest and obligations under the Lease.

          C.  In connection with such acquisition, the Assignor desires to assign the Lease to the Assignee, and the Assignee desires to accept the assignment of the Lease from the Assignor.

          D.  The Landlord has agreed to enter into this Assignment to, among other things, evidence its consent to such assignment of the Lease.

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Assignor, the Assignee and the Landlord hereby covenant and agree as follows:

          1.  Assignment.  The Assignor grants, assigns and transfers to the

Assignee, its successors and assigns, all of the Assignor's right, title and interest in, to and under the Lease (including, without limitation, any options under the Lease and any rights to extend or renew the Lease) and the

Assignee accepts from the Assignor all of the Assignor's right, title and interest in, to and under the Lease.

          2.  Assumption of Lease Obligation.  Assignee assumes and agrees to perform and fulfill all terms, covenants, conditions and obligations required to be performed and fulfilled by the Assignor under the Lease, including,

without limitation, the obligation to make all payments due or payable on behalf of the Assignor under the Lease as they become due and payable.

          3.  Representations of Assignor and Landlord.  The Assignor and the

Landlord represent to the Assignee as follows:

          (a)  The Lease attached hereto as Exhibit A is a true, correct and complete copy of the Lease (including all modifications, amendments and supplements thereof) and the same are the only agreements between Landlord and the Assignor with respect to the subject matter thereof.

          (b)  The Lease is in full force and effect and, except for the modifications, amendments and supplements included in Exhibit A, the Lease has not been modified, amended or supplemented.

          (c)  Except as set forth on Exhibit B, no default by the Assignor or the Landlord has occurred and is continuing under the Lease, and no event has occurred and is continuing which with the giving of notice or the lapse of time or both would constitute a default thereunder.

          (d)  No minimum or base rent or other rental has been paid in advance (except for the current month).

          (e)  The monthly amount of base rent due under the Lease as of May

1, 1997, is $64,417, and the minimum or base rent and all other rentals and other payments due, owing and accruing under the Lease have been paid through

April 30, 1997.

          (f)  The term of the Lease commenced on May 5, 1995, and the current term of the Lease expires on December 31, 2001.

          4.  Landlord's Consent.

          The Landlord hereby consents to the Assignor's assignment of the

Lease to the Assignee and the Assignee's assumption of the Lease.  Landlord's consent to the Assignor's assignment of the Lease to the Assignee shall not be deemed to release the Assignor from any of its obligations under the Lease or to alter any provision of the Lease and/or the primary liability of the

Assignor for the payment of minimum or base rent or any additional rent due under the Lease or for the performance of any other obligations to be performed by the Assignor under the Lease.

          5.  Successors and Assigns.  This Assignment shall be binding on and inure to the benefit of the parties hereto, and their respective heirs,

personal representatives, successors and assigns, provided that this Section

5 shall not be construed to permit any future assignments of the Lease or subletting of the Premises except as permitted by the Lease.

          6.  Counterparts.  This Assignment may be signed in counterpart and, as so executed, shall constitute a binding agreement.

          7.  Governing Law.  This Assignment shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

          IN WITNESS WHEREOF, the parties hereto have executed this

Assignment as of the date first above written.


WITNESS/ATTEST:                           ASSIGNOR:

                                          LOCKHEED MARTIN TACTICAL
                                            SYSTEMS, INC.


___________________________               By:_______________________(SEAL)
                                             Name:
                                             Title:

                                             ASSIGNEE:

                                             L-3 COMMUNICATIONS CORPORATION


_____________________________                By:_______________________(SEAL)
                                                Name:
                                                Title:

WITNESS/ATTEST                               LANDLORD:

                                             UNISYS CORPORATION


_____________________________                By:_______________________(SEAL)
                                                Name:
                                                Title:

STATE OF NEW YORK, COUNTY OF QUEENS, TO WIT:

                 On this the 23 day of May 1997, before me a notary public of said State, Michael T. Shianese, the undersigned officer, personally appeared Michael T. Shianese, who acknowledge himself to be an office of L-3 Communication, a Delaware corporation, and that he, as such Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signed the name of the corporation by himself as a Vice President.

                 IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                           ________________________
                                                   Notary Public



My Commission Expires:

STATE OF Maryland, COUNTY OF Montgomery, TO WIT:

                 On this the 30th day of April 1997, before me a notary public of said State, Stephen M. Piper, the undersigned officer, personally appeared before me, who acknowledge himself to be a Vice President & Asst. Secretary of Lockheed Martin Tactical Systems, Inc., a New York corporation, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signed the name of the corporation by himself as a Vice President & Asst. Secretary.

                 IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                           ________________________
                                                   Notary Public


My Commission Expires:  Dec. 1, 2000

                                           __________________________
                                                   Notary Public



My Commission Expires:  Dec. 1, 2000

STATE OF PENNSYLVANIA, COUNTY OF MONTGOMERY, TO WIT:


                 On this the 29th day of April 1997, before me a notary public of said State, Pennsylvania, the undersigned officer, personally appeared Gregory T. Fisher, who acknowledged himself to be a Vice President of Unisys Corporation, a Delaware corporation, and that he, as such Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as a Vice President.

                 IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                           ________________________
                                                   Notary Public


My Commission Expires:

                                   EXHIBIT A

                                   THE LEASE

                                   EXHIBIT B

                                   DEFAUTLS

                                     NONE

                           THIRD AMENDMENT TO LEASE

                     LORAL CORPORATION/UNISYS CORPORATION

                          Buildings D, D Annex and Z
                             322 North 2200 West
                              Salt Lake City, UT


In consideration of the mutual covenants contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree to amend the Lease dated May 5, 1995 as amended by First, and _______ Second Amendments between Loral Corporation, as Lessor, and Unisys Corporation, as Lessee, for the Demised Premises located in Buildings D, D Annex and Z at 322 North 2200 West, Salt Lake City, Utah as follows:

1. Effective January 15, 1996 through December 31, 2001, Schedule B (the "Demised Premises") as used in the Lease shall be increased by 4,584 rentable square feet which additional space is identified on Exhibit A attached hereto.

2. Effective January 15, 1996 the rental shall be increased to reflect said additional space utilizing the method described on Schedule C of the Lease.

3. Except as modified herein and amended herein, all other terms and conditions of the Sublease shall remain unchanged and in full force and effect.


LESSEE:                                   LESSOR:

UNISYS CORPORATION                        LORAL CORPORATION
a Delaware Corporation                    a New York Corporation


By: _____________________                 By:___________________________
    Richard J. L'Ecuyer                      W. B. Booker
    Corporate Director                       Vice President and Controller
    Real Estate Operations                   Loral Communication Systems


                                          By:___________________________
                                             Stephen L. Jackson,
                                             Vice President
                                             Loral Corporation

                           SECOND AMENDMENT TO LEASE

                     LORAL Corporation/UNISYS CORPORATION

                          Buildings D, D Annex and Z
                             322 North 2200 West
                              Salt Lake City, UT


In consideration of the mutual covenants contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree to amend the Lease dated May 5, 1995 as amended by First Amendment between Loral Corporation, as Lessor, and Unisys Corporation, as Lessee, for the Demised Premises located in Buildings D, D Annex and Z at 322 North 2200 West, Salt Lake City, Utah as follows:

1. Effective December 1, 1995 through December 31, 2001, Schedule B (the "Demised Premises") as used in the Lease shall be increased by 20,000 rentable square feet which additional space is identified on Exhibit A attached hereto.

2. Effective December 1, 1995 the rental shall be increased to reflect said additional space utilizing the method described on Schedule C of the Lease.

3. Except as modified herein and amended herein, all other terms and conditions of the Sublease shall remain unchanged and in full force and effect


LESSEE:                                   LESSOR:

UNISYS CORPORATION                        LORAL CORPORATION
a Delaware Corporation                    a New York Corporation


By:______________________                 By:_________________________
   Richard J. L'Ecuyer                       W. B. Booker
   Corporate Director                        Vice President and Controller
   Real Estate Operations                    Loral Communication Systems


                                          By:___________________________
                                             Stephen L. Jackson,
                                             Vice President
                                             LORAL CORPORATION

                           FIRST AMENDMENT TO LEASE

                     LORAL CORPORATION/UNISYS CORPORATION

                          Buildings D, D Annex and Z
                             322 North 2200 West
                              Salt Lake City, UT


In consideration of the mutual covenants contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree to amend the Lease dated May 5, 1995 between Loral Corporation, as Lessor, and Unisys Corporation, as Lessee, for the Demised Premises located in Buildings D, D Annex and Z at 322 North 2200 West, Salt Lake City, Utah as follows:

1. Effective December 1, 1995 through December 31, 2001, Schedule B (the "Demised Premises") as used in the Lease shall be increased by 37,034 rentable square feet which additional spaces are identified on Exhibit A attached hereto.

2. Effective December 1, 1995 the rental shall be increased to reflect said additional space utilizing the method described on Schedule C of the Lease.

3. Effective December 1, 1995 the parking site plan shown on Exhibit B of the Lease shall be replaced with the attached Exhibit B. Lessee will have exclusive use of the Building D Annex dock area, however Lessee must continue to provide the U.S. Postal Service access as provided in their Lease.

4. Except as modified herein and amended herein, all other terms and conditions of the Sublease shall remain unchanged and in full force and effect.


LESSEE:                                   LESSOR:

UNISYS CORPORATION                        LORAL CORPORATION
a Delaware Corporation                    a New York Corporation


By:______________________                 By:_________________________
   Richard J. L'Ecuyer                       W. B. Booker
   Corporate Director                        Vice and Controller
   Real Estate Operations                    Loral Communication Systems


                                          By:___________________________
                                             Stephen L. Jackson,
                                             Vice President
                                             LORAL CORPORATION

                                     LEASE


                                    Between



                              UNISYS CORPORATION,


                                                                    as Lessor

                                      and


                              LORAL CORPORATION,


                                                                    as Lessee

                               TABLE OF CONTENTS


Article                                                                   Page

1.  Demised Premises  . . . . . . . . . . . . . . . . . . . . . . . . . .   15

2.  Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

3.  Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

4.  Use . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

5.  Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

6.  Alterations; Demising Costs; Signage  . . . . . . . . . . . . . . . .   18

7.  Maintenance and Repair  . . . . . . . . . . . . . . . . . . . . . . .   19

8.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

9.  Assignment, Subletting and Encumbrances . . . . . . . . . . . . . . .   20

10.  Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

11.  Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

12.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . .   24

13.  Hazardous Materials  . . . . . . . . . . . . . . . . . . . . . . . .   25

14.  Right to Inspect . . . . . . . . . . . . . . . . . . . . . . . . . .   26

15.  Eminent Domain . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

16.  Damage and Destruction . . . . . . . . . . . . . . . . . . . . . . .   27

17.  Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . .   28

18.  Quiet Enjoyment  . . . . . . . . . . . . . . . . . . . . . . . . . .   28

19.  Release of Lessor  . . . . . . . . . . . . . . . . . . . . . . . . .   28

20.  Surrender of Demised Premises  . . . . . . . . . . . . . . . . . . .   28

21.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

22.  Lessor's Inability to Perform  . . . . . . . . . . . . . . . . . . .   29

23.  Limitations or Liability . . . . . . . . . . . . . . . . . . . . . .   30

24.  Asset Purchase Agreement . . . . . . . . . . . . . . . . . . . . . .   30

25.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

26.  Rider  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

                                     LEASE


                 LEASE, dated as of May 5, 1995, between UNISYS CORPORATION, a Delaware corporation having an office at Township Line and Union Meeting Roads, Blue Bell, Pennsylvania 19424 ("Lessor") and LORAL CORPORATION, a New York corporation having an office at 600 Third Avenue, New York, New York 10016 ("Lessee").

                             W I T N E S S E T H :

                 WHEREAS, Lessor is the owner of the real property, including improvements thereon (collectively, the "Property") referenced on Schedule A hereto; and

                 WHEREAS, Lessor desires to lease to Lessee, and Lessee desires to hire from Lessor, certain premises at the Property upon the terms and conditions hereinafter set forth;

                 NOW, THEREFORE, in consideration of the mutual covenants hereinafter provided, Lessor and Lessee hereby agree as follows:

                 1.  Demised Premises.

                 1.1. Lessor hereby leases to Lessee, and Lessee hereby leases and hires from Lessor, the Demised Premises, as defined in Schedule B hereto, together with the non-exclusive right to use the common areas of the Property and such other rights as are necessary or desirable to provide Sublessee with substantially the same rights and benefits as have been generally afforded to and enjoyed by the Defense Systems unit of Unisys Corporation ("Defense Systems") prior to the date hereof (including, without limitation, rights of ingress and egress, parking consistent with past practice or otherwise as set forth in the Rider attached to this Sublease, and access to public and private utilities) for the lease term hereinafter stated and for the Base Rent and Additional Rent (both as hereinafter defined) set forth herein, upon and subject to all of the terms and provisions hereinafter provided or incorporated in this Lease by reference.

                 1.2. Lessee agrees to accept the Demised Premises on the Commencement Date (as hereinafter defined) in its "as is" condition and Lessor shall not be obligated to perform any work or furnish any materials in, to or about the Demised Premises in order to prepare the Demised Premises for occupancy by Lessee or otherwise. Lessee hereby releases Lessor from any and all liability resulting from (i) any latent or patent defects in the Demised Premises, (ii) the failure of the Demised Premises to comply with any legal requirements applicable thereto or (iii) the status of the title to the Demised Premises, provided that the foregoing release of liability is not intended to limit or otherwise affect any liability that Lessor or any affiliate of Lessor may have to Lessee or any affiliate of Lessee which arises under any of the other terms and conditions of this Lease or under the terms and conditions of any other agreement. Lessee acknowledges that, except as expressly set forth herein or as expressly set forth in any separate document, Lessor has made no statements, representations, covenants or warranties with respect to (x) the condition or manner of construction of the Property or any improvements constructed in the Demised Premises, (y) the uses or purposes for which the Demised Premises may be lawfully occupied or
(z) any encumbrances, covenants, restrictions or agreements affecting title to the Property or the Demised Premises. Lessee also agrees that, in executing this Lease, it has not relied upon or been induced by any statements, representations, covenants or warranties of any person other than those, if any, set forth expressly in this Lease or in any other separate agreements by or between Lessor and/or Lessee or any of their respective affiliates.

                 2.  Term.

                 2.1. (a) The term of this Lease shall commence on the date hereof (the "Commencement Date") and, unless earlier terminated or extended as herein provided, shall expire on the Expiration Date. As used in this Lease, (i) "Term" shall mean the term of this Lease, and (ii) "Expiration Date" shall mean the Scheduled Expiration Date, as defined in Schedule C hereto; provided that in the event of a termination of this Lease pursuant to the terms hereof prior to the Scheduled Expiration Date, the "Expiration Date" shall mean such date of termination of this Lease.

                 (b) References in this Lease to the "termination" of this Lease include the stated expiration of the Term and any earlier termination thereof pursuant to the provisions of this Lease, or by law. Except as otherwise expressly provided in this Lease with respect to those obligations of Lessee which by their nature or under the circumstances can only be, or under the provisions of this Lease may be, performed after the termination of this Lease, the Term and estate granted hereby shall end at noon on the date of termination of this Lease as if such date were the Expiration Date, and neither party shall have any further obligation or liability to the other after such termination. Notwithstanding the foregoing, any liability of Lessor or Lessee to make any payment under this Lease, including, without limitation, amounts payable by Lessee as Base Rent or Additional Rent hereunder (both as hereinafter defined), which shall have accrued prior to the termination of this Lease shall survive the termination of this Lease.

                 3.  Rent.

                 3.1. The rent ("Rent") payable during the Term under this Lease shall consist of the following:

                 (a)  the Base Rent, as defined in Schedule C hereto.

                 (b) additional rent ("Additional Rent") in an amount equal to any and all other sums payable by Lessee to Lessor under this Lease.

                 3.2. Except as otherwise specifically provided in this Lease (a) all payments of Base Rent shall be in equal monthly installments and shall be made in advance on the first (1st) day of each month during the Term, without notice (provided that if the amount of Base Rent is required to be calculated by Lessor in accordance with Schedule C hereof, then Lessor shall give Lessee prior written notice of such calculation, which notice shall include an explanation of the basis for such calculation and reasonable backup documentation relating thereto), and (b) all payments of Additional Rent shall be made within 30 days after written notice from Lessor, in each case by check payable to the order of "UNISYS CORPORATION" and addressed to Unisys Corporation, P.O. Box 500, Blue Bell, Pennsylvania 19424-0003,
Attention: Disbursement & Control Dept., or to such other person or at such other place as Lessor may from time to time designate in writing.

                 3.3. Lessee shall pay all Rent when due, in lawful money of the United States which shall be legal tender for the payment of all debts, public and private, at the time of payment. All sums due and payable by Lessor or Lessee pursuant to the terms of this Lease that are not paid within five (5) days of the due date therefor shall from and after the due date bear interest at an annual percentage rate of ten percent (10%). All interest accrued and payable by Lessee under this subsection as hereinabove provided shall be deemed to be Additional Rent payable hereunder and due at such time or times as the rent with respect to which such interest shall have accrued shall be payable under this Lease.

                 3.4. Lessee agrees to pay, an Additional Rent, any revenue tax or charge, occupancy tax, business privilege tax, business use tax or any other tax that may be levied against the Demised Premises or Lessee's use or occupancy thereof during the Term; provided, however, that in no event shall Lessee be obligated to pay any income tax that is imposed upon and/or payable by Lessor, and provided further that payments made by Lessee pursuant to this
Section 3.4 shall not be duplicative of amounts paid by Lessee pursuant to any other provision of this Lease.

                 3.5. In the event that Lessee shall dispute any calculation of Rent charged to Lessee by Lessor, then Lessee shall send to Lessor a written notice, within 30 days of receipt by Lessee of such charge, setting forth the basis for Lessee's dispute. Lessor and Lessee shall thereupon use reasonable and good faith efforts to resolve such dispute. If the parties are unable to resolve such dispute within 30 days after submission by Lessee of its dispute notice, then the parties shall designate an independent certified public accountant mutually acceptable to both parties (the "Independent Accountant") to resolve such dispute and the fees and charges of the Independent Accountant shall be shared equally by the parties. Both parties shall provide the Independent Accountant with all information reasonably requested by the Independent Accountant in connection with its review of such dispute, and both parties shall request that the Independent Accountant complete its work expeditiously and issue a written report to both parties setting forth its determination. The written determination of the Independent Accountant shall be final and shall be binding upon both Lessor and Lessee. All disputes to be resolved pursuant to this Section 3.5 shall be so resolved in accordance with the principles and standards set forth in
Section 3.6 below.

                 3.6. All calculations by Lessor of Base Rent, Additional Rent and any other amounts that are payable by Lessee hereunder shall be made in accordance with Lessor's past practices during calendar year 1994 with respect to Defense Systems, and all charges and allocations relating to the Demised Premises and all accounting practices utilized by Lessor with respect to amounts charged to Lessee under this Lease (including the capitalization, amortization and expensing of costs incurred and funds expended) shall also be made in such manner.

                 4.  Use.

                 4.1. Lessee shall occupy and use the Demised Premises solely for manufacturing, light assembly, engineering, research and development, office and warehouse and such other uses as may be approved by Lessor (which approval shall not be unreasonably withheld, delayed or conditioned), provided that any such use shall be subject in all respects to the other terms and provisions of this Lease, and subject to any and all laws, statutes, ordinances, orders, regulations and requirements of all federal, state and local governmental, public or quasi-public authorities, whether now or hereafter in effect, which may be applicable to or in any way affect the Demised Premises or any part thereof and all requirements, obligations and conditions of all instruments of record on the date of this Lease affecting the Demised Premises (collectively, "Legal Requirements").

                 5.  Services.

                 5.1. It is the intent of the parties that Lessor shall continue to provide to Lessee all services generally and customarily provided by Unisys Corporation to the occupants of the Demised Premises prior to the Commencement Date, together with any other services that may be appropriate under the circumstances from time to time (such services being hereinafter referred to collectively as the "Services"). In connection with the foregoing, such Services shall include, without limitation, each of the services set forth on Schedule D hereto, and such Services shall not include any of those items set forth on Schedule D-1 hereto. Lessee shall pay to Lessor, in consideration for the Services and as Additional Rent, an amount equal to Lessor's actual costs in, to or for the benefit of the Demised Premises or Lessee which shall be determined in accordance with the principles set forth in Section 3.6 above ("Actual Costs"). On a quarterly basis, Lessor shall provide to Lessee a written statement, in reasonable detail, setting forth such Actual Costs for Services. In the event that Lessee disputes Lessor's statement of Actual Costs, such dispute shall be resolved in accordance with Section 3.5 hereof.

                 5.2. It is the intent of the parties that Lessee shall continue to provide to Lessor, during the Term hereof, all reasonable services generally and customarily provided by Defense Systems, prior to the Commencement Date, to any other portions of the Property. Lessee shall perform such services, and Lessor shall pay to Lessee a proportionate share of Lessee's actual costs incurred in performing such services. On a quarterly basis, Lessee shall provide to Lessor a written statement, in reasonable detail, setting forth such costs. In the event of a dispute with respect to such costs, such dispute shall be resolved in accordance with
Section 3.5 hereof.

                 5.3. In the event that telephone switching equipment or other telecommunications equipment utilized by Lessor or Lessee is located within the premises occupied by the other party, then the party occupying such premises shall grant the other party reasonable access to such telephone switching equipment or other telecommunications equipment and other areas reasonably required for such telecommunications use, subject in each case to reasonable security requirements of the party granting such access.

                 5.4. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

                 6.  Alterations; Demising Costs; Signage.

                 6.1. As used herein, the term "Alterations" shall mean, collectively, any alterations, modifications installations, additions or improvements to the Demised Premises. Without the prior written consent of Lessor in each instance, which consent shall not be unreasonably withheld conditioned or delayed, Lessee shall not make any (a) structural Alterations or (b) non-structural Alterations having a design and construction cost in excess of $50,000 on a per project basis. Any Alterations consented to by Lessor, or otherwise permitted under this Lease, shall be performed by Lessee, at its sole cost and expense, in a good and workmanlike manner. Lessor shall have the right to post notices of non-responsibility and similar notices, as Lessor shall reasonably deem appropriate, on the Demised Premises while Alterations are occurring.

                 6.2. Lessor and Lessee shall use reasonable and good faith efforts to reach a mutual agreement as to whether any Alterations are necessary and appropriate in order to separate the Demised Premises from the premises in the Property occupied by Lessor. In the event that the parties reach such a mutual agreement, then Lessor shall perform such agreed upon Alterations, and Lessee shall, within 30 days after written demand by Lessor, reimburse Lessor for one-half of the costs and expenses relating to such Alterations. Lessor may request payment of Lessee's share of such costs, and (if requested) Lessee shall pay its share of such costs, as such costs are incurred by Lessor during the course of design and construction of such Alterations. Lessor shall require that (a) any contractors or subcontractors performing any such work maintain reasonable and appropriate liability insurance and (b) any such insurance policies shall name Lessor and Lessee as additional insureds.

                 6.3. Lessee shall have the right to install reasonable and appropriate signage, both at the entrance to the Demised Premises and in the common areas of the Property, indicating Lessee's occupancy of the Demised Premises, provided that the location, size and design of any such signage shall be subject to the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed.

                 6.4. In the event that the Demised Premises are measured or re-measured pursuant to the terms of this Lease (inclusive of the Rider, if any, and Schedule's attached hereto), Lessor and Lessee shall each pay one-half (1/2) of the costs and expenses relating to such measurement or re-measurement.

                 7.  Maintenance and Repair.

                 7.1. Except as provided to the contrary in Schedule D and Schedule D-1 attached hereto, Lessor shall, at its sole cost and expense, maintain the Premises in reasonably satisfactory repair and condition, except for ordinary wear and tear, and will make all structural and nonstructural repairs which may be required by law or required to keep the Premises in reasonably satisfactory repair and condition, except for ordinary wear and tear, and Lessor's Actual Costs for providing such maintenance and repair Services shall be charged to Lessee as Additional Rent in accordance with
Section 5.1 hereof.

                 8.  Insurance.

                 8.1. Lessee, at Lessee's sole expense, shall maintain for the benefit of Lessor such policies of insurance (and in such form) with respect to the Demised Premises which shall be reasonably satisfactory to Lessor as to coverage and insurer (who shall be licensed to do business in the State in which the Demised Premises are located) provided that such insurance shall at a minimum include comprehensive general liability insurance protecting and indemnifying Lessor and Lessee against any and all claims and liabilities for injury or damage to persons or property occurring upon, in or about the Demised Premises, and the public portions of the Prop-erty, caused by or resulting from or in connection with any act or omission of Lessee or Lessee's employees, agents or invitees. Lessor shall be named as an additional insured under any such policies of insurance obtained by Lessee, and no such policy shall be subject to termination or modification unless at least thirty (30) days' prior written notice (or ten (10) days' prior written notice, if such termination results from Lessee's failure to pay the premiums for such insurance) shall have been given by the applicable insurance company to Lessor. Upon execution of this Lease by Lessee and at least thirty (30) days prior to the expiration date of such policies, Lessee shall furnish to Lessor a certificate or certificates of insurance confirming that the required insurance is in full force and effect with all premiums paid current. Nothing contained herein shall limit, or prohibit, Lessee from providing such coverage through "blanket" policies of insurance and/or self-insuring therefor in a manner that is consistent with the general corporate practices of Lessee.

                 8.2. Nothing contained in this Lease shall relieve Lessee from any liability as a result of damage from fire or other casualty, but each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty. To the extent that such insurance is in force and collectible and to the extent permitted by law, Lessor and Lessee each hereby releases and waives all right to recovery against the other or anyone claiming through or under the other by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if the insurance policies of Lessor and Lessee provide that such release or waiver does not invalidate the insurance; each party agrees to use reasonable efforts to include such a provision in its applicable insurance policies. If the inclusion of said provision would involve an additional expense, either party, at its sole expense, may require such provision to be inserted in the other's policy.

                 9.  Assignment, Subletting and Encumbrances.

                 9.1. Lessee shall not sublease or mortgage, pledge or otherwise encumber all or any part of the Demised Premises, assign or mortgage this Lease (by operation of law or otherwise) or permit the Demised Premises to be used or occupied by anyone other than Lessee, Lessee's divisions and other Affiliates and Lessee's licensees, invitees, customers and vendors, without the prior written consent of Lessor in each instance, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that Lessee, upon at least 30 days' prior written notice to Lessor, may assign this Lease or sublet all or part of the Demised Premises to (A) an Affiliate of Lessee, (B) an entity into which Lessee is merged or consolidated, and (C) an entity which acquires all or substantially all of the business or operations of Lessee. Any consent by Lessor as hereinabove required shall not excuse Lessee from its obligation to obtain the express written consent of Lessor to any further action or matter with respect to which the consent of Lessor is hereinabove required and Lessee shall not be released from any of its obligations hereunder. The term "Affiliate", as used in this Section 9.1, shall have the same meaning as is set forth in the Asset Purchase Agreement.

                 10.  Liens.

                 10.1. Lessee shall not suffer or permit any mechanic's, materialman's, vendor's, supplier's, laborer's or other similar liens

(collectively, "mechanic's liens") to be filed against the Demised Premises, or any part thereof, nor against Lessee's interest therein, by reason of work, labor, services or materials supplied or claimed to have been supplied to Lessee (except for mechanic's liens for payments that are not yet delinquent or for payments that Lessee is contesting in good faith and in a diligent manner). If any mechanic's lien described in the preceding sentence shall at any time be filed against the Demised Premises, or any part thereof, or Lessee's interest therein, Lessee shall, within forty-five (45) days after notice of the filing thereof, cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise, or provide Lessor with reasonable assurances as to Lessee's ability to satisfy such lien. If Lessee shall fail to cause such lien to be discharged within such forty-five (45) day period, then, in addition to any other right or remedy of Lessor, Lessor may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Lessor shall be entitled to reimbursement from Lessee for any reasonable costs expended by Lessor.

                 11.  Default.

                 11.1. (a) Each of the following shall constitute an Event of Default hereunder:

                      (i) if Lessee shall fail to pay when due any Rent or any other amount Lessee may be required to pay hereunder, and Lessee shall fail to remedy such default within seven (7) business days after written notice thereof has been given to Lessee by Lessor, provided that an Event of Default shall not be deemed to have occurred hereunder if Sublessee shall have timely disputed in good faith its obligation to pay such Rent or the amount thereof; or

                      (ii) if Lessee shall default in the observance or performance of any term, covenant or condition of this Lease on Lessee's part to be observed, performed or complied with (other than the payment of Base Rent and Additional Rent and other amounts payable hereunder) and Lessee shall fail to remedy such default within thirty (30) days after written no-tice to cure, or, if such default is of such a nature that for reasons beyond Lessee's control it cannot be completely remedied within said period of thirty (30) days, then if Lessee (A) shall not promptly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same and (B) shall not remedy the same within a reasonable time after the date of default; or

                    (iii) if any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term would, except as expressly permitted herein, by operation of law or otherwise, devolve upon or pass to any person or entity other than Lessee, and Lessee shall fail to remedy such default within sixty (60) days after written notice thereof has been given to Lessee by Lessor;

                 (b) Upon the occurrence of any such Event of Default, Lessor may, in addition to exercising any other available rights or remedies available to Lessor under law, give to Lessee notice of its intention to end the Term at the expiration of three (3) days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the Term and estate hereby granted (whether or not the Term shall have commenced) shall terminate upon the expiration of said three (3) days with the same force and effect as if that day were the Expiration Date, provided, however, that Lessor and Lessee shall remain liable for the performance of their respective obligations hereunder which survive the termination of this Lease and for damages as provided in this Lease.

                 11.2. Notwithstanding anything to the contrary set forth herein, this Lease shall immediately terminate if any of the following events shall occur with respect to Lessee: (a) if Lessee shall (i) have applied for or consented to the appointment of a receiver, trustee or liquidator, or other custodian of Lessee, or any of its properties or assets, (ii) have made a general assignment for the benefit of creditors, (iii) have commenced a voluntary case for relief as a debtor under the United States Bankruptcy Code, or any other applicable federal or state laws, or filed a petition to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debts, dissolution or liquidation law or statute or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (iv) be adjudicated a bankrupt or insolvent; or (b) if without the acquiescence or consent of Lessee, an order, judgment or decree shall have been entered by any court of competent jurisdiction approving as properly filed a petition seeking relief under the United States Bankruptcy Code, or any other applicable federal or state laws, or any bankruptcy, reorganization, insolvency, readjustment of debts, dissolution or liquidation law or statute with respect to Lessee, or all or a substantial part of their respective properties or assets, and such order, judgment or decree shall have continued unstayed and in effect for any period of not less than ninety
(90) days. Neither Lessee, nor any person claiming through or under Lessee or by reason of any statute or order of court shall, after such termination, be entitled to possession of the Demised Premises but shall forthwith quit and surrender the Demised Premises. Without limiting any of the foregoing provisions of this Section 10.2, if pursuant to the United States Bankruptcy Code, or any other applicable federal or state laws, Lessee is permitted to assign this Lease, Lessee agrees that adequate assurance of future performance by an assignee expressly permitted under such law shall be deemed to mean evidence in the form of financial statements prepared and certified by a certified public accountant that the assignee will have a net worth, after excluding the value of the leasehold, sufficient to meet the remaining obligations under this Lease.

                 11.3. In the event of any breach by Lessee or any persons claiming through or under Lessee of any of the terms, covenants or conditions contained in this Lease, Lessor, after the giving of any notice required by the terms of this Lease and the expiration of any notice and cure periods hereunder, (a) shall be entitled to enjoin such breach and (b) shall have the right to invoke any right and remedy available at law or in equity or by statute or otherwise. The provisions of this Section 11.3 shall survive the expiration or sooner termination of this Lease.

                 11.4. If this Lease and the Term shall terminate as provided in Section 11.1 or in Section 11.2 above, or by or under any summary proceeding or any other action or proceeding or if Lessor shall re-enter the Demised Premises as hereinabove provided or by or under any summary proceeding or any other action or proceeding, then in any of said events:

                 (a) Lessee shall pay to Lessor all Base Rent, Additional Rent and other amount payable by Lessee hereunder to the date upon which this

Lease and the Term shall have terminated or to the date of re-entry upon the Demised Premises by Lessor, as the case may be;

                 (b) Lessor shall be entitled to retain all monies, if any, paid by Lessee to Lessor, whether as advance Rent, security or otherwise, but such monies shall be credited by Lessor against any Rent due at the time of such termination or re-entry or, at Lessor's option, against any damages pay-able by Lessee;

                 (c) Lessee shall be liable for and shall pay to Lessor, as damages, any deficiency between the Base Rent and Additional Rent payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the Base Rent and Additional Rent to be at the same rate as was payable for the year immediately preceding such termination or re-entry less any Additional Rent for such one-year period payable to Lessor by Lessee pursuant to Section 5.1 above) and the net amount, if any, of rents ("Net Rent") collected under any reletting effected by Lessor for any part of such period (after first deducting from the rents collected under any such reletting all of Lessor's reasonable expenses in connection with the termination of this Lease or Lessor's re-entry upon the Demised Premises and in connection with such reletting including all reasonable repossession costs, brokerage commissions, legal expenses, attorneys' fees, alteration or similar costs and other expenses of preparing the Demised Premises for such reletting);

                 (d) In the event that Lessor shall not have collected any monthly deficiencies as aforesaid, Lessor shall be entitled to recover from Lessee, and Lessee shall pay to Lessor, on demand, as and for liquidated and agreed final damages, a sum equal to the amount by which the Base Rent and Additional Rent payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the Base Rent and Additional Rent to be at the same rate as was payable for the year immediately preceding such termination or re-entry less any Additional Rent for such one-year period payable to Sublessor by Sublessee pursuant to
Section 5.1 above) exceeds the then fair and reasonable rental value of the Demised Premises for the same period, both discounted to present value at the rate of eight percent (8%) per annum. If before presentation of proof of such liquidated damages to any court, commission or tribunal, the Demised Premises, or any part thereof, shall have been relet by Lessor for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Demised Premises so relet during the term of the reletting; and

                 (e) In no event shall Lessee be entitled to receive any excess of Net Rent over the sums payable by Lessee to Lessor hereunder, and in no event shall Lessee be entitled in any suit for the collection of damages pursuant to this Article to a credit in respect of any Net Rent from a reletting except to the extent actually received by Lessor prior to the commencement of such suit.

                 11.5. If a default by Lessee shall have occurred and be continuing with respect to any obligations of Lessee under this Lease, Lessor may, at its option, upon reasonable prior notice to Lessee (unless Lessor reasonably believes there to be an emergency threatening Lessor's property outside the Demised Premises, or threatening substantial damage to Lessor's interest in the Demised Premises as Lessor, in which event no notice shall be required and Lessor may act immediately), perform such obligations for the account of, and at the expense of, Lessee. The sums so paid or incurred by Lessor, in its sole discretion, together with interest at the rate specified in Section 3.3 hereof, costs and damages shall be due from and paid by Lessee, as Additional Rent, upon Lessee's receipt of written demand therefor from Lessor.

                 11.6. Nothing herein contained shall be construed as limiting or precluding the recovery by Lessor against Lessee of any sums or damages to which, in addition to the damages particularly provided above, Lessor may lawfully be entitled by reason of any default hereunder on the part of Lessee; provided, however, that in no event shall Lessor or Lessee be entitled to special or consequential damages with respect to any matter arising hereunder or relating hereto.

                 12.  Indemnification.

                 12.1. Lessee shall indemnify and hold harmless Lessor and its employees and agents from and against any and all loss, cost, liability, claim, damage and expense, including, without limiting the generality of the foregoing, reasonable attorneys' fees and expenses and court costs, penalties and fines incurred in connection with or arising from any injury to Lessee or for any damage to, or loss (by theft or otherwise) of, any of the property of Lessee, irrespective of the cause of such injury, damage or loss and whether occurring in or about the Demised Premises or the Property.

                 12.2. Lessee shall indemnify and hold harmless Lessor and its officers, directors, shareholders and employees from and against any and all loss, cost, liability, claims, damage and expenses, including, without limiting the generality of the foregoing, reasonable attorneys' fees and expenses and court costs, penalties and fines, whether or not due to third party claims, suits or proceedings, incurred in connection with or arising from (a) any default by Lessee in the observance or performance of, or compliance with, any of the terms, covenants or conditions of this Lease on Lessee's part to be observed, performed or complied with, (b) the use or occupancy or manner of use or occupancy of the Demised Premises by Lessee or any of its agents, employees or contractors, or the exercise by Lessee or any of its agents, employees or contractors, of any rights granted to Lessee hereunder, (c) any acts, omissions or negligence of Lessee or any of its agents, employees or contractors, in or about the Demised Premises or the Property either prior to, during, or after the termination of this Lease or
(d) the condition of the Demised Premises, but only to the extent that Lessee fails to perform any of its obligations hereunder with respect to the condition of the Demised Premises. If any action or proceeding shall be brought against Lessor by reason of any such claim, Lessee shall be given prompt notice thereof and, upon notice from Lessor, shall resist and defend such action or proceeding at Lessee's sole expense and employ counsel therefor reasonably satisfactory to Lessor. Lessee shall pay to Lessor on demand all sums which may be owing to Lessor by reason of the provisions of this subsection. Lessee's obligations under this subsection shall survive the Expiration Date or earlier termination of this Lease.

                 12.3. Lessor shall indemnify and hold harmless Lessee and Lessee's officers, directors, shareholders and employees from and against any and all loss, cost, liability, claims, damage and expenses, including, without limiting the generality of the foregoing, reasonable attorneys' fees and expenses and court costs, penalty and fines, whether or not due to third party claims, suits or proceedings, incurred in connection with or arising from (a) any default by Lessor in the observance or performance of, or compliance with, any of the terms, covenants or conditions of this Lease on Lessor's part to be observed, performed or complied with, or (b) the gross negligence or wilful misconduct of Lessor (in its capacity as lessor hereunder) or any of its agents, employees or contractors (retained by Lessor in its capacity as lessor hereunder), in or about the Demised Premises or the Property either prior to, during, or after the termination of this Lease. If any action or proceeding shall be brought against Lessee by reason of any such claim, Lessor shall be given prompt notice thereof and, upon notice from Lessee, shall resist and defend such action or proceeding at Lessor's sole expense and employ counsel therefor reasonably satisfactory to Lessee.
Lessor shall pay to Lessee on demand all sums which may be owed to Lessee by reason of the provisions of this subsection. Lessor's obligations under this subsection shall survive the Expiration Date or earlier termination of this Lease.

                 12.4. Lessor shall not be liable for any loss or damage to property of Lessee or any of its employees, guests, invitees or licensees by reason of theft or otherwise. Lessor shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or leaks from any part of the Demised Premises or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless such injury or damage has been shown to have been due solely to the gross negligence or willful act or omission of Lessor, its affiliates, or the officers, directors, employees or agents of Lessor or its affiliates in the course of their employment. Subject to the foregoing, all property of Lessee or others kept or stored on the Demised Premises shall be so kept or stored at the risk of Lessee only.

                 12.5. Notwithstanding anything in this Section 12 to the contrary, neither party shall be required to indemnify the other party (an "indemnitee") against the indemnitee's own negligence or wilful misconduct.

                 13.  Hazardous Materials.

                 13.1. Lessee shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept or used in or about the Demised Premises by the agents, principals, employees, assigns, sublessees, contractors, subcontractors, consultants or invitees of Lessee, except in full compliance with applicable Legal Requirements. If Lessee breaches the obligations stated in the preceding sentence, or if the introduction or release of a Hazardous Material on the Demised Premises caused or permitted by Lessee (or the aforesaid others) results in contamination of the Demised Premises or any surrounding area(s), or if contamination of the Demised Premises or any surrounding area(s) by Hazardous Material otherwise occurs for which Lessee is legally, actually or factually liable or responsible (other than liability which arises solely as a result of the tenancy created hereby or solely as a result of Lessor's mere occu-pancy of the Demised Premises), then Lessee shall fully and completely indemnify, defend and hold harmless Lessor (or any party claiming by, through or under Lessor) from any and all claims, judgments, damages, penalties, fines, costs, liabilities, expenses or losses, including, without limitation:
(i) diminution in the value of the Demised Premises; (ii) any asserted damage to the Property or to neighboring properties or the occupants of the Property or neighboring properties, and (iii) any sums paid in settlement of claims, reasonable attorneys' fees, consultants fees and expert fees which arise or arose before, during or after the term of this Lease as a consequence of such contamination. This indemnification includes, without limitation, costs incurred in connection with any investigation or site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Materials present in the soil or ground water on or under the Demised Premises for which Lessee is responsible pursuant to the terms of this Lease. Without limiting the foregoing, if the introduction or release of any Hazardous Materials on, under or about the Demised Premises or any other surrounding area(s) caused or permitted by Lessee (or the aforesaid others) results in any contamination of the Demised Premises, Lessee shall immediately take all actions at its sole expense as are necessary or appropriate to return the Demised Premises to the condition existing prior to the introduction by Lessee of any such Hazardous Materials thereto; provided that the prior written approval (which approval shall not be unreasonable withheld, conditioned or delayed) of such actions by Lessor shall be first obtained. The foregoing obligations and responsibilities shall survive the expiration or earlier termination of this Lease.

                 13.2. As used herein, the term "Hazardous Materials" means any hazardous or toxic substance, material or waste, including, but not limited to, those substances, materials, and wastes listed in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reorganization Act of 1986 (42 U.S.C. Section 9601 et seq., as amended), the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act, the Federal Toxic Substances Control Act, the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Envi-ronmental Protection Agency as hazardous substances (40 CFR Part 301 and amendments thereto), and all substances, materials and wastes that are defined as "toxic", "hazardous" or "extremely hazardous" or are otherwise regulated under any applicable local, state or federal law. In furtherance of, and not in limitation of the foregoing, the term "Hazardous Materials" shall include asbestos, asbestos-containing materials and petroleum.

                 13.3. Lessor and Lessee acknowledge and agree that the Asset Purchase Agreement shall govern all matters relating to the presence of Hazardous Materials in, on, under and about the Demised Premises prior to the execution and delivery hereof.

                 14.  Right to Inspect.

                 14.1. Lessor and the authorized representatives of Lessor shall have the right to enter upon the Demised Premises upon reasonable advance notice to Lessee at all reasonable times during usual business hours (and at any time without notice in the case of an emergency) for the purpose of inspecting the same, conducting an environmental review of Lessee's business operations or exhibiting the same to prospective purchasers, tenants or mortgagees.

                 15.  Eminent Domain.

                 15.1. If all of the Demised Premises are taken by exercise of the power of eminent domain (or conveyed by Lessor in lieu of such exercise) this Lease will terminate on a date (the "termination date") which is the earlier of the date upon which the condemning authority takes possession of the Demised Premises or the date on which title to the Demised Premises is vested in the condemning authority. If more than 25% of the rentable area of the Demised Premises is so taken, or if Lessee's rights of access to the Demised Premises or Lessee's use of parking facilities at the Property are materially impaired as a result of such a taking, then Lessee will have the right to cancel this Lease by written notice to Lessor given within 20 days after the termination date. If less than 25% of the rentable area of the Demised Premises is so taken, or if the Lessee does not cancel this Lease according to the preceding sentence, the Base Rent will be abated in the proportion of the rentable area of the Demised Premises so taken to the rentable area of the Demised Premises immediately before such taking, and Lessee's Share will be appropriately recalculated. If 25% or more of the Property is so taken, Lessor may cancel this Lease by written notice to Lessee given within 30 days after the termination date. In the event of any such taking, the entire award will be paid to Lessor and Lessee will have no right or claim to any part of such award; however, Lessee will have the right to assert a claim against the condemning authority in a separate action, so long as Lessor's award is not otherwise reduced, for Lessee's moving expenses and leasehold improvements owned by Lessee.

                 16.  Damage and Destruction.

                 16.1. If the Demised Premises or the Property are damaged by fire or other insured casualty, Lessor will give Lessee written notice of the time which will be needed to repair such damage, as determined by Lessor in its reasonable judgment, and the election (if any) which Lessor has made according to this Section 16. Such notice will be given before the 30th day (the "notice date") after the fire or other insured casualty.

                 16.2. If the Demised Premises or the building are damaged by fire or other insured casualty to an extent which may be repaired within 120 days after the notice date, as reasonably determined by Lessor, Lessor will promptly begin to repair the damage after the notice date and will dili-gently pursue the completion of such repair. In that event this Lease will continue in full force and effect except that Base Rent and (as appropriate) Additional Rent will be abated on a pro rata basis from the date of the damage until the date of the completion of such repairs (the "repair period") based on the proportion of the rentable area of the Demised Premises that Lessee is unable to use during the repair period.

                 16.3. If the Demised Premises or the Property are damaged by fire or other insured casualty to an extent that may not be repaired within 120 days after the notice date, as reasonably determined by Lessor, then (a) Lessor may cancel this Lease as of the date of such damage by written notice given to Lessee on or before the notice date or (b) Lessee may cancel this Lease as of the date of such damage by written notice given to Lessor within 10 business days after Lessor's delivery of a written notice that the repairs cannot be made within such 120-day period. If neither Lessor nor Lessee so elects to cancel this Lease, Lessor will diligently proceed to repair the Property and the Demised Premises, and Base Rent and (as appropriate) Additional Rent will be abated on a pro rata basis during the repair period based on the proportion of the rentable area of the Demised Premises that Lessee is unable to use during the repair period.

                 16.4. Notwithstanding the provisions of this Section 16, if a material portion of the Demised Premises or the Property is damaged by an uninsured casualty, or if the proceeds of insurance are insufficient to pay for the repair of any material damage to the Demised Premises or the Prop-erty, Lessor will have the option to repair such damage or cancel this Lease as of the date of such casualty by written notice to Lessee on or before the notice date, provided, however, that such termination shall not be effective if Lessee, within 10 days after its receipt of such notice, delivers to Lessor the written agreement of Lessee (in form and substance reasonably satisfactory to Lessor) to pay or reimburse Lessor for the uninsured portion of the cost of such repairs.

                 16.5. If any such damage by fire or other casualty is the result of the negligence or wilful misconduct of Lessee, its agents, contractors, employees, or invitees, there will be no abatement of Base Rent or Additional Rent as otherwise provided for in this Section 16. Lessee will have no rights to terminate this Lease on account of any damage to the Demised Premises or the Property except as set forth in this Lease.

                 17.  Remedies Cumulative.

                 17.1. Each right and remedy of Lessor under this Lease shall be cumulative and be in addition to every other right and remedy of Lessor under this Lease and now or hereafter existing at law or in equity, by statute or otherwise.

                 18.  Quiet Enjoyment.

                 18.1. Lessor covenants that, as long as Lessee shall pay the Base Rent and Additional Rent and all other amounts Lessee shall be required to pay hereunder and shall duly observe, perform and comply with all of the terms, covenants and conditions of this Lease on its part to be ob-served, performed or complied with, Lessee shall, subject to all of the terms of this Lease, peaceably have, hold and enjoy the Demised Premises during the Term without molestation or hindrance by Lessor.

                 19.  Release of Lessor.

                 19.1. The term "Lessor", as used in this Lease so far as covenants or obligations on the part of Lessor are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Property, and in the event of any transfer or transfers of the fee interest in the Property, Lessor herein named shall be automatically freed and relieved from and after the date of such transfer of all liability with respect to the performance of any covenants or obligations on the part of Lessor contained in this Lease thereafter to be performed; provided, however, that no Lessor shall be freed or relieved from any of its obligations or liabilities hereunder which first arise or accrue prior to the transfer of such Lessor's interest in the Property.

                 20.  Surrender of Demised Premises.

                 20.1. Lessee shall, no later than the termination of this Lease and in accordance with all of the terms of this Lease, vacate and surrender to Lessor the Demised Premises, together with all Alterations, in similar order, condition and repair as the same were in as of the Commencement Date, and broom clean, reasonable wear and tear, damages resulting from a casualty for which Lessee is not responsible, and other items the repair or remediation of which is the responsibility of Lessor excepted. Tenant's obligation to observe or perform this covenant shall survive the termination of this Lease.

                 20.2. Notwithstanding any provision of law or any judicial decision to the contrary, no notice shall be required to terminate the Term on the Expiration Date, and the Term shall expire on the Expiration Date without notice being required from either party. In the event that Lessee remains beyond the Expiration Date, it is the intention of the parties and it is hereby agreed that a tenancy at sufferance shall arise at a monthly rent equal to 150% of the monthly Base Rent in effect at the expiration of the Term. It is further agreed that Lessee shall indemnify and hold harmless Lessor from and against any and all liability, claims, demands, expenses, damages and judgments (other than consequential or special damages) incurred by Lessor as a result of Lessee's retaining possession, which indemnification obligation shall survive the Expiration Date.

                 21.  Notices.

                 21.1. All notices, consents, approvals or other communications (collectively, a "Notice") required to be given under this Lease or pursuant to law shall be in writing and, unless otherwise required by law, shall be delivered personally or by overnight courier service or given by registered or certified mail, return receipt requested, postage prepaid, to the parties at the following addresses (unless such address shall be changed by Notice from one party to the other):

To Lessor:

Unisys Corporation
P.O. Box 500
Blue Bell, PA  19424
Attention:  Real Estate Administration

To Lessee:

Loral Corporation
600 Third Avenue
New York, NY  10016
Attention:  Vice President/General Counsel

Any Notice given pursuant hereto shall be deemed to have been given and shall be effective when received, or when delivered and refused.

                 22.  Lessor's Inability to Perform.

                 22.1. This Lease and the obligation of Lessee to pay Rent hereunder and perform all of the other covenants and agreements hereunder on the part of Lessee to be performed shall in no way be affected, impaired or excused because Lessor is unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by Lessor or because Lessor is unable to make, or is delayed in making, any repairs, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, if Lessor is prevented or delayed from so doing by reason of strikes or labor trouble or by accident, adjustment of insurance or by any cause whatsoever reasonably beyond Lessor's control, including but not limited to, laws, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation or any federal, state, county or municipal authority or any department or subdivision thereof or any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

                 23.  Limitations or Liability.

                 23.1. It is specifically understood and agreed that there shall be absolutely no personal liability on the part of Lessor in respect of any of the terms, covenants and conditions of this Lease, and Lessee shall look solely to the interest of Lessor in the Demised Premises for the satisfaction of each and every remedy of Lessee in the event of any breach or default by Lessor, or by any successor in interest to Lessor, of any of the terms, covenants and conditions of this Lease to be performed by Lessor.

                 23.2. Nothing in this Section is intended to limit or affect any obligations of Lessor or any affiliate of Lessor which are contained in any separate agreement.

                 24.  Asset Purchase Agreement.

                 24.1. Notwithstanding anything to the contrary contained herein, in the event of a conflict between the terms of this Lease and the terms of the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall govern.

                 24.2. As used herein, (a) the term "Asset Purchase Agreement" shall mean the Asset Purchase Agreement, dated as of March 20, 1995, between Unisys Corporation and Loral Corporation, as amended from time to time, and (b) the term "Transaction Documents" shall mean all agreements between Lessor and Lessee executed pursuant to, or in connection with, the Asset Purchase Agreement.

                 25.  Miscellaneous.

                 25.1. This Lease shall be governed by and construed in accordance with the internal laws of the State in which the Demised Premises are located, without regard to the conflicts of law principles thereof.

                 25.2. The section headings in this Lease and the table of contents are inserted only as a matter of convenience for reference and are not to be given any effect in construing this Lease.

                 25.3. If any of the provisions of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                 25.4. All of the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and, subject to the provisions of Article 9 hereof, their respective successors and assigns.

                 25.5. Lessor has made no representations, warranties or covenants to or with Lessee with respect to the subject matter of this Lease except as expressly provided herein or in the Transaction Documents and all prior negotiations and agreements relating thereto are merged into this Lease. This Lease may not be amended or terminated, in whole or in part, nor may any of the provisions be waived, except by a written instrument executed by the party against whom enforcement of such amendment, termination or waiver is sought.

                 26. Rider. A Rider to this Lease is attached hereto and incorporated herein by reference.

         [Remainder of page intentionally left blank]

                 IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the day and year first above written.


                                           UNISYS CORPORATION, as Lessor


                                           By:___________________________
                                              Name:   Harold S. Barron
                                              Title:  Senior Vice President


                                           LORAL CORPORATION, as Lessee


                                           By:____________________________
                                              Name:   Eric J. Zahler
                                              Title:  Vice President

                                                    Salt Lake City, UT (Owned)

                                     RIDER

                 1. This Rider is a part of this Lease. In the event of any contradiction or inconsistency between the provisions of this Rider and the provisions of the other portions of this Lease, the provisions of this Rider shall govern and prevail, and the contradicting and inconsistent provisions of the other portions of this Lease shall be deemed amended accordingly.

                 2. Lessee (together with its employees, licensees, and invitees) shall have the non-exclusive right to use the 280 parking spaces at the Property designated on Schedule B to this Lease.

                 3. Lessee hereby agrees to provide the services described on Schedule D-1 attached hereto, which services were previously provided by Lessor's non-Defense Systems personnel, to the Demised Premises during the Term hereof. In connection therewith, Lessor and Lessee shall share supplies and equipment located at the Property for performance of their respective service obligations with respect to the Property until the exhaustion of such supplies and equipment. Thereafter, Lessor and Lessee shall separately purchase and use such supplies and equipment as each may determine it requires for performance of its respective service obligations.

                 4. With respect to contracts entered into by Lessor prior to the date of this Lease relating in whole or in part to the provision of services to the Demised Premises, which services Lessee has assumed the obligation to provide as of the date of this Lease and which services were previously provided by Lessor's non-Defense Systems personnel, (a) Lessor shall endeavor to terminate such contracts at the earliest possible time, provided Lessor shall not be obligated to breach such contracts and (b) Lessee shall be obligated to pay all sums due under such contracts for the provision of goods and services to the Demised Premises.

                 5. From the date hereof until the earlier of (a) the Expiration Date and (b) the service of written notice by Lessor of its election to terminate receipt of such services, Lessee shall continue to provide security services to the portions of the Property not part of the Demised Premises, of the type generally and customarily provided by Lessor's Defense Systems unit to the Property prior to the date hereof.

                                  SCHEDULE A

                                   PROPERTY

                 As used in this Lease, the "Property" shall mean Buildings D, D Annex and Z at 322 North 2200 West, Salt Lake City, Utah.

                                  SCHEDULE B

                               DEMISED PREMISES

                 As used in this Lease, the "Demised Premises" shall mean 133,888 rentable square feet, minus the usable square footage of the cafeteria located in Building D, measured in accordance with BOMA standards, located in Buildings D, D Annex and Z at 322 North 2200 West, Salt Lake City, Utah, which premises are identified on the plans attached hereto.

                                  SCHEDULE C

                      SCHEDULED EXPIRATION DATE/BASE RENT

                 As used in this Lease, "Scheduled Expiration Date" means December 31, 2001.

                 As used in this Lease, "Base Rent" shall mean, with respect to any calendar month, all actual costs and expenses relating to the Property (including common areas and facilities) that are allocated by Lessor to the Demised Premises for such month, provided that Lessor's method of allocation shall be consistent with the method of allocation used by Unisys Corporation to allocate costs to the Unisys Defense Systems unit with respect to the occupancy of the Demised Premises by the Unisys Defense Systems unit during calendar year 1994. Such costs and expenses shall include cash items and non-cash items, such as depreciation. In the event that Base Rent for any calendar quarter (as calculated above) shall not be determinable by Lessor until after the end of such calendar quarter, then Base Rent shall be payable during such calendar quarter based upon Lessor's reasonable estimate of costs and expenses to be allocated to the Demised Premises. Lessor shall, as soon as practicable after the end of such calendar quarter, provide Lessee with a written statement of the Base Rent amount for such calendar quarter and, subject to Section 3.5 of the Lease, the parties shall promptly thereafter make any necessary reconciliation payments.

                                  SCHEDULE D

                       SERVICES TO BE PROVIDED BY LESSOR

                 With respect to Buildings D and D-Annex:

                 1. Repair and maintenance of building structure, including building shell, windows, exterior doors and roof.

                 2. Repair and maintenance of all common mechanical and electrical equipment and equipment exterior to the building, including boilers, major air conditioning equipment, air compressor, major electrical panels, main fire water systems and risers, main water supplies and building sewer systems.

                 3. Repair and maintenance of all building grounds including parking lots, landscaping and snow removal.

                 With respect to Building Z:

                 1. Repair and maintenance of all building grounds, including parking lots, landscaping and snow removal.

                 2. Repair and maintenance of all utilities up to the termination point with the building.

                 3. Repair and maintenance of main fire water systems and risers.

                                 SCHEDULE D-1

                     SERVICES NOT TO BE PROVIDED BY LESSOR

                 With respect to the Demised Premises in Buildings D, D-Annex and Z:

                 1. Interior maintenance, repairs and janitorial services.

                 2. Alterations (as permitted by this Lease), moving and rearranging services.

                 3.  Fire protection services and monitoring.